UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 8, 2018, Mr. Michael Ching, the Executive Vice President, Chief Financial Officer and Treasurer of First Hawaiian, Inc. (the “Company”), and its subsidiary, First Hawaiian Bank (the “Bank”), resigned from his positions with the Company and the Bank effective January 31, 2018.  Mr. Ching’s resignation was not a result of any disagreement on any matter relating to the Company’s operations, policies and procedures.

(c)           On January 8, 2018, the Company announced that effective January 31, 2018, Mr. Eric K. Yeaman, the President and Chief Operating Officer of the Company and the Bank, will be appointed Interim Chief Financial Officer of the Company and the Bank.  The information required by Items 401(b), (d), (e) and 404(a) of Regulation S-K with respect to Mr. Yeaman is incorporated herein by reference from the sections captioned “Directors and Executive Officers” and “Executive and Director Compensation” in the Company’s definitive Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 22, 2017.

(e)           On January 8, 2018, the Company and the Bank entered into a Separation Agreement Including Release of Claims; Exhibit 1 (the “Separation Agreement”) with Mr. Ching.  Pursuant to the Separation Agreement, Mr. Ching resigned from all officer and director positions he holds with the Company, the Bank and any subsidiary or affiliate of the Company effective January 31, 2018.  Provided Mr. Ching executes and does not revoke the general release of claims contained in the Separation Agreement:  (a) the Company expects to retain Mr. Ching as a consultant pursuant to the terms of a Consulting Agreement (the “Consulting Agreement”) to be entered into on February 1, 2018, (b) no later than the date the Bank makes payments to employees under its Bonus Plan, the Bank will pay Mr. Ching the gross amount of $235,290.50, as a discretionary bonus for the 2017 performance year and (c) the Company will waive any unamortized portion of the Waialae Country Club initiation fee paid by the Company on behalf of Mr. Ching.  Mr. Ching will continue to be eligible for any earned amount under his award under the First Hawaiian, Inc. Long-Term Incentive Plan (“LTIP”) for the 2015-2017 cycle ended December 31, 2017, in accordance with LTIP provisions.

Under the Consulting Agreement, Mr. Ching will provide consulting and advisory services to the Company and the Bank, as detailed in Exhibit A to the Consulting Agreement.  The term of the Consulting Agreement is from February 1, 2018 through June 30, 2018, and the Agreement is subject to early termination by mutual agreement of the Company and Mr. Ching.  The Bank will pay Mr. Ching a monthly fee of $43,089 plus Hawaii general excise tax  for his consulting services and will provide reimbursement of certain business expenses.  This fee is subject to reduction by the amount paid to Mr. Ching for any other salary or independent contractor fees he earns during the term of the Consulting Agreement. Mr. Ching’s consultant engagement will terminate upon Mr. Ching securing any other employment or independent contractor engagement for a monthly gross amount equal to or greater than the consulting fee and may be terminated by either party without cause (as defined in the Consulting Agreement) upon seven days’ written notice or immediately by the Company for cause.  In the event of termination by the Company for cause or by Mr. Ching prior to the expiration of the Consulting Agreement, Mr. Ching will be paid a prorated fee for the month in which the termination occurs and will not be paid a fee for any period thereafter.  If the Bank terminates Mr. Ching’s engagement without cause, the remaining consulting fee through June 30, 2018 will be paid to Mr. Ching within 30 calendar days after the termination date.  The Consulting Agreement also includes customer and employee non-solicitation covenants that run for a period of 12 months following the end of the consulting engagement.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Separation Agreement Including Release of Claims; Exhibit 1 between Michael Ching, First Hawaiian, Inc. and First Hawaiian Bank, dated January 8, 2018
10.2	Form of Consulting Agreement between Michael Ching, First Hawaiian, Inc. and First Hawaiian Bank
99.1	Press Release dated January 8, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement Including Release of Claims; Exhibit 1 between Michael Ching, First Hawaiian, Inc. and First Hawaiian Bank, dated January 8, 2018
10.2	Form of Consulting Agreement between Michael Ching, First Hawaiian, Inc. and First Hawaiian Bank
99.1	Press Release dated January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: January 8, 2018	By:	/s/ Robert S. Harrison
Robert S. Harrison
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)